CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Rochdale Investment Trust with respect to Rochdale Emerging Markets Portfolio, a series of Rochdale Investment Trust.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 15, 2011